UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 12, 2020

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	ARL	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On November 12, 2020, American Realty Investors, Inc. (“ARL” or the “Company”) announced its operational results for the quarter ended September 30, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 12, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 13, 2020

AMERICAN REALTY INVESTORS, INC.

	By:	/s/ Erik L. Johnson
Erik L. Johnson
Executive Vice President
and Chief Executive Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Erik Johnson (469) 522-4200 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. reports Earnings for Q3 2020

DALLAS (November 12, 2020) - American Realty Investors, Inc. (NYSE:ARL) is reporting its results of operations for the quarter ended September 30, 2020. For the three months ended September 30, 2020, the Company reported a net income attributable to common shares of $8.0 million or $0.50 per diluted share, compared to a net loss attributable to common shares of $7.6 million or $0.47 per diluted share for the same period in 2019.

COVID-19

The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business. COVID-19 did not have a significant on the Company’s results of operations or cash flows during the three months ended September 30, 2020.

  The Company collected approximately 96% of its second quarter rents, comprised of approximately 95% from multi-family tenants and approximately 97% from office tenants.
  The Company did not grant any abatements or significant deferments of rents.
  Occupancy remains stable at 91% at September 30, 2020 and 2019.
  The Company continued to obtain positive leasing spreads for new leases and renewals at it properties.
  Ongoing development projects continued during the quarter unabated without work stoppages. In addition, the Company is evaluating several new development projects.

  The future impact of COVID-19 on the Company’s business and financial activities will depend on future developments, which at this stage are unpredictable considering the fluctuations of COVID-19 outbreaks and the resulting changes in the markets.

  Financial Results

  Rental revenues were $11.5 million for the three months ended September 30, 2020, compared to $1.14 million for the three months ended September 30, 2019. For 2020, we generated revenues of $7.8 million and $3.7 million from our commercial and multifamily segments respectively.

  Net operating loss was $2.3 million for the three months ended September 30, 2020, compared to $0.6 million for the same period in 2019. The $1.7 million increase in net operating loss is primarily due to the placement in service of two new multifamily apartment communities in 2020. Operating expense of new properties generally exceed their rental revenues during initial lease-up.

  Interest income was $5.4 million for the three months ended September 30, 2020, compared to $6.9 million for the same period in 2019. The decrease of $1.5 million in interest income was primarily due to collection on notes receivable in 2020.

  Interest expense was $7.6 million for three months ended September 30, 2020, compared to $10.4 million for the same period in 2019. The decrease of $2.8 million in interest expense was primarily due to the refinancing of the mortgage note payable on Browning Place in 2019.

  Loss on foreign currency transactions was $1.5 million for the three months ended September 30, 2020 as compared to $5.2 million for the same period in 2019. The decrease is foreign currency loss was due to a decrease in the exchange rate from U.S. Dollars to the Israel Shekel offset in part by a reduction in the bonds outstanding.

  Gain on sale or write-down of assets increased $10.2 million for the three months ended September 30, 2020, compared the same period in 2019. The increase is primarily due to the sales in 2020 of Bridgeview Plaza for $5.3 million, resulting in a gain of $4.8 million; and the sale of Farnham Park Apartments for $13.3 million, resulting in a gain of $2.7 million.

  About American Realty Investors, Inc.

  American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. The Company’s primary asset and source of its operating results is its investment in Transcontinental Realty Investors, Inc. (NYSE:TCI). For more information, visit the Company’s website at www.americanrealtyinvest.com.

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  AMERICAN REALTY INVESTORS, INC.

  CONSOLIDATED STATEMENTS OF OPERATIONS

  (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental revenues (including $262 and $212 for the three months and $808 and $527 for the nine months ended 2020 and 2019, respectively, from related parties)	$11,453	$11,407	$34,460	$34,352
Other income (loss)	484	1,824	5,348	9,679
Total revenues	11,937	13,231	39,808	44,031
Expenses:
Property operating expenses (including $253 and $237 for the three months ended and $750 and $741 for the six months ended 2020 and 2019, respectively, from related parties)	6,387	5,883	18,507	19,203
Depreciation and amortization	3,526	3,416	10,338	9,964
General and administrative (including $1,094 and $1,002 for the three months ended and $2,991 and $3,680 for the six months ended 2020 and 2019, respectively, from related parties)	1,998	2,107	7,958	7,716
Advisory fee to related party	2,329	2,403	7,055	6,807
Total operating expenses	14,240	13,809	43,858	43,690
Net operating (loss) income	(2,303)	(578)	(4,050)	341
Interest income (including $4,812 and $6,240 for the three months ended and $14,566 and $18,328 for the six months ended 2020 and 2019, respectively, from related parties)	5,421	6,856	16,459	19,514
Interest expense (including $1,583 and $2,402 for the three months ended and $5,040 and $7,094 for the six months ended 2020 and 2019, respectively, from related parties)	(7,622)	(10,420)	(26,295)	(29,796)
(Loss) gain on foreign currency transaction	(1,470)	(5,153)	774	(13,296)
Loss on extinguishment of debt	—	(5,219)	—	(5,219)
Income (losses) from unconsolidated joint ventures	337	(75)	(642)	(1,135)
Gain on sales or write-down of assets	15,325	5,139	24,802	9,792
Income tax expense	(50)	—	(346)	—
Net income (loss)	9,638	(9,450)	10,702	(19,799)
Net (income) attributable to non-controlling interest	(1,651)	1,879	(2,075)	3,303
Net income (loss) attributable to common shares	$7,987	$(7,571)	$8,627	$(16,496)

Earnings (loss) per share - attributable to common shares
Basic and diluted	$0.50	$(0.47)	$0.54	$(1.03)
Weighted-average number of common shares outstanding:
Basic and diluted	15,997,076	15,997,076	15,997,076	15,997,076

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  AMERICAN REALTY INVESTORS, INC.

  CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
Assets
Real estate, net	$380,715	$387,790
Notes receivable (including $96,181 in 2020 and $93,524 in 2019 from related parties)	151,310	143,086
Cash and cash equivalents	32,986	51,228
Restricted cash	28,030	32,083
Investment in unconsolidated joint ventures	57,144	67,655
Receivable from related party	86,089	85,996
Other assets	71,313	62,803
Total assets	$807,587	$830,641

Liabilities and Equity
Liabilities:
Mortgages and notes payable	$248,943	$254,094
Bonds payable	203,192	223,265
Accounts payable and other liabilities (including $12,495 in 2020 and $11,817 in 2019 to related parties)	23,284	24,769
Accrued interest payable	3,341	7,236
Deferred revenue	21,609	24,761
Total liabilities	500,369	534,125

Equity
Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued 1,800,614 and outstanding 614 at September 30, 2020 and December 31, 2019.	5	5
Common stock, $0.01 par value, 100,000,000 shares authorized; 16,412,861 shares issued and 15,997,076 outstanding at September 30, 2020 and December 31, 2019.	164	164
Treasury stock at cost; 415,785 shares in 2020 and 2019.	(6,395)	(6,395)
Paid-in capital	82,017	82,017
Retained earnings	172,335	163,708
Total shareholders' equity	248,126	239,499
Non-controlling interest	59,092	57,017
Total equity	307,218	296,516
Total liabilities and equity	$807,587	$830,641